Exhibit 10.4

SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT (this “Agreement”), dated as of November 16, 2015, among (a) BANK OF AMERICA, N.A., in its capacity as agent (in such capacity, the “ABL Agent”) for the ABL Secured Parties referred to below, (b) CRYSTAL FINANCIAL LLC, in its capacity as agent (in such capacity, the “Term Agent”; and, together with the ABL Agent, collectively, the “Senior Agents,” and, individually, a “Senior Agent”) for the Term Loan Secured Parties referred to below, (c) SG VTB HOLDINGS, LLC (in its capacity as the holder of the Subordinated Debt (as defined below), together with any successors and/or assigns, the “Junior Creditor”), and (d) (i) TURTLE BEACH CORPORATION, a Nevada corporation (the “Parent”), (ii) VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parent, individually, a “US Borrower,” and individually and collectively, jointly and severally, the “US Borrowers”), (iii) TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach”; and together with its successors and assigns, also referred to hereinafter as “UK Borrower”; and together with the US Borrowers, individually, a “Borrower,” and individually and collectively, the “Borrowers”) and (iv) VTB HOLDINGS, INC., a Delaware corporation (“VTB”; and together with any other party that becomes a US Guarantor, individually, a “US Guarantor,” and individually and collectively, jointly and severally, the “US Guarantors”; and together with the US Borrowers, individually, a “UK Guarantor” and individually and collectively, jointly and severally, the “UK Guarantors”; the UK Guarantors and the US Guarantors, individually, a “Guarantor,” and individually and collectively, the “Guarantors,” and the Guarantors, together with the Borrowers, collectively, the “Obligors”).
WHEREAS, the Borrowers, the Guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, the “ABL Lenders”) and the ABL Agent are parties to that certain Loan, Guaranty and Security Agreement, dated as of March 31, 2014 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time, the “ABL Loan Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the ABL Lenders and the other “Secured Parties” under and as defined in the ABL Loan Agreement (hereinafter, the “ABL Secured Parties”) agreed to make loans and otherwise to extend credit to the Borrowers; and
WHEREAS, pursuant to the ABL Loan Agreement and the other ABL Loan Documents, the Guarantors have agreed to guarantee, inter alia, the payment and performance of the ABL Obligations (as defined herein), as provided in the ABL Loan Agreement and the other ABL Loan Documents; and
WHEREAS, to secure the ABL Obligations of the Obligors under and in connection with the ABL Loan Documents, the Obligors have granted to the ABL Agent, for the benefit of the ABL Secured Parties, Liens on substantially all of the assets of the Obligors; and
WHEREAS, the Borrowers, the Guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, the “Term Lenders” and, together with the Term Agent and the other “Secured Parties” as defined in the Term Loan Agreement referred to below, the “Term Secured Parties”; and together with the ABL Secured Parties, collectively, the “Senior

Secured Parties”) and the Term Agent are parties to that certain Term Loan, Guaranty and Security Agreement, dated as of July 22, 2015 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time, the “Term Loan Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Term Lenders agreed to make loans and otherwise to extend credit to the Borrowers; and
WHEREAS, pursuant to the Term Loan Agreement and the other Term Loan Documents, the Guarantors have agreed to guarantee, inter alia, the payment and performance of the Term Loan Obligations (as defined herein), as provided in the Term Loan Agreement and the other Term Loan Documents; and
WHEREAS, to secure the Term Loan Obligations of the Obligors under and in connection with the Term Loan Documents, the Obligors have granted to the Term Agent, for the benefit of the Term Secured Parties, Liens on substantially all of the assets of the Obligors; and
WHEREAS, the Parent and the Junior Creditor are parties to that certain Subordinated Promissory Note, dated as of November 16, 2015 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time in accordance with the terms of this Agreement, the “Junior Note”), pursuant to which, upon the terms and subject to the conditions contained therein, the Junior Creditor agreed to make loans and otherwise to extend credit to the Parent; and
WHEREAS, to secure the Subordinated Debt of the Parent under the Junior Note, Parent, Voyetra and VTB have granted to the Junior Creditor Liens on substantially all of the assets of the Parent, Voyetra and VTB pursuant to that certain Third Lien Security Agreement, dated as of November 16, 2015 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time in accordance with the terms of this Agreement, the “Third Lien Security Agreement”) and Voyetra and VTB have guaranteed obligations of the Parent under the Junior Note and the Third Lien Security Agreement pursuant to that certain Third Lien Continuing Guaranty, dated as of November 16, 2015 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time in accordance with the terms of this Agreement, the “Third Lien Guaranty”); and
WHEREAS, it is a condition precedent to the willingness of the Senior Secured Parties to permit the Parent to enter into the Junior Note and the other Subordinated Documents with the Junior Creditor and to continue to make loans and otherwise to extend credit to the Borrowers pursuant to the ABL Loan Agreement and the Term Loan Agreement, as applicable, that the Borrowers, the other Obligors and the Junior Creditor enter into this Agreement with the Senior Agents.
NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the ABL Loan Agreement, as in effect on the date hereof. In addition, the following terms shall have the following meanings:
ABL Loan Documents: All “Loan Documents” under and as defined in the ABL Loan Agreement and any and all guaranties and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the ABL Obligations, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the ABL Obligations, whether now existing or hereafter created, and each of the other documents entered into in connection with the ABL Loan Agreement.
ABL Obligations: All “Obligations” as defined in the ABL Loan Agreement, including, without limitation, all obligations and all amounts owing, due, or secured under the terms of the ABL Loan Agreement or any other ABL Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit or Bank Product or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the ABL Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
Bankruptcy Code: Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.
Collateral: All assets, whether real, personal or mixed, or tangible or intangible now owned or hereafter acquired by any Obligor in or upon which a Lien is granted or purported to be granted to (a) the ABL Agent and/or the Term Agent, under any of the ABL Loan Documents or the Term Loan Documents or (b) any Junior Creditor, under any of the Subordinated Documents, in each case, together with all rents, issues, profits, products and proceeds thereof. It is the intent of the parties hereto and the parties hereto agree that, so long as Full Payment of the Senior Debt has not occurred, no Lien shall be created on any asset of any Obligor securing any Subordinated Debt, if such assets are not subject to, or do not contemporaneously become subject to, a Lien securing the ABL Obligations and the Term Loan Obligations.
Debtor Relief Laws: The Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
Full Payment: (a) With respect to the ABL Obligations, payment in full, in cash, of all ABL Obligations, which payment shall be final and non-avoidable and (b) with respect to the Term Loan Obligations, payment in full, in cash, of all Term Loan Obligations, which payment shall be final and non-avoidable.

Insolvency Proceeding: Any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
Senior Debt: Collectively, all ABL Obligations and all Term Loan Obligations.
Senior Default: A “Default” or “Event of Default” under (and as defined in) any of the ABL Loan Agreement or the Term Loan Agreement.
Senior Documents: Collectively, all ABL Loan Documents and all Term Loan Documents.
Subordinated Debt: All indebtedness, liabilities or obligations of any type or form whatsoever under the Junior Note and the other Subordinated Documents, including, without limitation, all “Principal Amounts” and “Principal Increases” (as defined in the Junior Note), all accrued interested thereon, and all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Junior Note or any of the other Subordinated Documents, in each case, whether now or hereafter incurred or owing thereunder. Subordinated Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against any Obligor of any petition under any Debtor Relief Law or Insolvency Proceeding, or that would have accrued or become due under the terms of the Junior Note or the Subordinated Documents but for the effect of such petition under any Debtor Relief Law or Insolvency Proceeding, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding.
Subordinated Documents: The Junior Note, the Third Lien Guaranty, the Third Lien Security Agreement and all documents, agreements and/or instruments entered into or delivered in connection therewith, and any and all guaranties and security interests and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.
Term Loan Obligations: All “Obligations” as defined in the Term Loan Agreement, including, without limitation, all obligations and all amounts owing, due, or secured under the terms of the Term Loan Agreement or any other Term Loan Document, whether now existing or arising hereafter, including all principal, premium, make whole payments, interest, fees, prepayment fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

Term Loan Documents: All “Loan Documents” as defined in the Term Loan Agreement and any and all guaranties and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Term Loan Obligations, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Term Loan Obligations, whether now existing or hereafter created, and each of the other documents entered into in connection with the Term Loan Agreement.
UCC: The Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
2.    General. Each Junior Creditor agrees that the Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until (a) the Full Payment of all ABL Obligations and (b) the Full Payment of all Term Loan Obligations, in each case, whether now or hereafter incurred or owed by any Borrower or any other Obligor. In furtherance of the foregoing, no Obligor shall make, and the Junior Creditor shall not accept, receive or retain, any payment (whether in respect of principal, interest or otherwise), distribution of money, or any other transfer of value to the Junior Creditor with respect to the Subordinated Debt until (a) the Full Payment of all ABL Obligations and (b) the Full Payment of all Term Loan Obligations, in each case, whether now or hereafter incurred or owed by any Borrower or any other Obligor.
3.    Enforcement; Subrogation. Each Junior Creditor acknowledges and agrees that no Junior Creditor shall take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, each Junior Creditor acknowledges and agrees that no Junior Creditor shall assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation and the Junior Creditor has provided written notice to the Senior Agents at least five (5) Business Days in advance of any such action. Until the Full Payment of all Senior Debt, the Junior Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any Collateral of any Obligor. Each Junior Creditor further waives any and all rights with respect to marshalling.
4.    Payments Held in Trust. Each Junior Creditor shall segregate, hold in trust and immediately pay over to the Senior Agent entitled thereto, in the same form of payment received, with appropriate endorsements, for application to the applicable Senior Debt, any cash amount or other Collateral or other assets that any Obligor pays to or delivers to such Junior Creditor with respect to the Subordinated Debt. Each Senior Agent is hereby authorized to make any such endorsements as agent for each Junior Creditor. This authorization is coupled with an interest and is irrevocable.
5.    Defense to Enforcement. If any Junior Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against any Obligor, then such Obligor may interpose as a defense or plea the making of this Agreement, and any Senior Secured Party may intervene and interpose such defense or plea in its name or in the name of the applicable Obligor or Obligors. If any Junior Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then any Senior Secured Party or any Obligor may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Secured Parties or in the name of the Obligors. If any Junior Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets (including, any Collateral) of any Obligor as a result of any administrative, legal or equitable actions, or otherwise, each Junior Creditor agrees that each Junior Creditor shall forthwith pay, deliver and assign to Senior Agent entitled thereto, with appropriate endorsements, any such cash for application to the applicable Senior Debt and any such other assets as Collateral for such Senior Debt. Each Junior Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of any of the Senior Debt or any Senior Document.
6.    Bankruptcy, etc.
6.1.    Payments relating to Subordinated Debt. At any meeting of creditors of any Obligor or in the event of any case or proceeding (including any Insolvency Proceeding), voluntary or involuntary, for the distribution, division or application of all or part of the assets of an Obligor or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of an Obligor or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against an Obligor for relief under any Debtor Relief Law, the Senior Agents, on behalf of the respective Senior Secured Parties, are hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Obligors distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as Collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities or other Collateral that the Senior Agents elect to effect, until the Full Payment of all of the Senior Debt, rendering to the Junior Creditors any surplus to which the Junior Creditors are then entitled. Each Junior Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such amounts or assets to Senior Agents. Each Junior Creditor also irrevocably authorizes and empowers each Senior Agent, in the name of such Junior Creditor, to demand, sue for, collect and receive any and all such amounts or assets.
6.2.    Proofs of Claim. Each Junior Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by any Senior Agent in connection with any such proceeding and hereby irrevocably authorizes, empowers and appoints each Senior Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of any Junior Creditor promptly to do so prior to ten (10) days before the expiration of the time to file any such proof of claim (if the Junior Creditors have failed to file such proof of claim prior to such date) and (ii) vote such claim in any such proceeding upon the failure of the Junior Creditors to do so prior to five (5) days before the expiration of the time to vote any such claim; provided that no Senior Agent shall have any obligation to execute, verify, deliver, file and/or vote any such proof of claim.
6.3.    Subordinated Debt Voting Rights. At any such meeting of creditors or in the event of any such case or proceeding (including any Insolvency Proceeding by or against any Obligor), each Junior Creditor shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that no Junior Creditor shall vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any Collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) each Junior Creditor’s obligations and agreements set forth in this Agreement. Notwithstanding anything to the contrary contained herein, no Junior Creditor shall, without the prior written consent of each Senior Agent (which consent may be given in each Senior Agent’s sole and absolute discretion), vote in support of any plan of reorganization in any such proceeding that does not provide for the Full Payment of the Senior Debt upon the confirmation of such plan of reorganization.
6.4.    Financing. Notwithstanding any other provisions of this Agreement to the contrary, each Junior Creditor confirms and agrees that (i) they have no right to compel or forestall action by any Senior Agent or any of the Senior Secured Parties in respect of any of the Collateral (any Senior Agents and Senior Secured Parties being free to exercise or not exercise all or any of their rights and remedies in their sole discretion); (ii) the Senior Agents and Senior Secured Parties have full authority to deal with the Collateral; (iii) they will not act in the manner so as to adversely affect the Collateral or make it burdensome for the Senior Agents or Senior Secured Parties to realize upon the Collateral; and (iv) if any Obligor shall be subject to an Insolvency Proceeding and the Senior Agents or the Senior Secured Parties desire to permit use of cash collateral by, or provide, or consent to another Person providing, financing to, the Obligors under either Section 363 or 364 of the Bankruptcy Code, each Junior Creditor agrees that (A) it will be deemed to have consented to, will raise no objection to, and will not support or encourage any other Person objecting to, the use of such cash collateral or to such financing, (B) it will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such financing (other than with each Senior Agent’s prior written consent), (C) it will subordinate (and will be deemed hereunder to have subordinated) the Liens under the Subordinated Documents (x) to financing on the same terms as the Liens under the Senior Documents are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to any Senior Secured Party and (z) to any “carve-out” agreed to by the Senior Agents, and (D) notice received at any time prior to the entry of an order approving such usage of cash collateral or approving on an interim basis such financing shall be adequate notice. If the Senior Agents object to (or do not affirmatively consent to or support) the use of cash collateral under the Bankruptcy Code or to the provision of any financing under either Section 363 or 364 of the Bankruptcy

Code, each Junior Creditor agrees that it will not use, refer to or rely on its capacity as a Junior Creditor in any effort by such of the Obligors to seek the use of such cash collateral or such financing.
6.5.    No Objection By Junior Creditors. Each Junior Creditor agrees that with respect to the Subordinated Debt, until the Full Payment of the Senior Debt, it shall not object, contest or support any other Person objecting to or contesting, (i) any request by any Senior Secured Party for adequate protection or any adequate protection provided to any Senior Secured Party or (ii) any objection by any Senior Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to any Senior Secured Party under the Bankruptcy Code or otherwise, including, without limitation, payment of any prepayment penalty or prepayment fee. The Junior Creditors agree that none of them shall seek or accept adequate protection without the prior written consent of each Senior Agent, which consent may be given in each Senior Agent’s sole and absolute discretion.
6.6.    363 Sales of Collateral. No Junior Creditor shall, in an Insolvency Proceeding or otherwise, prior to the Full Payment of the Senior Debt, oppose any sale or disposition of any assets of any of the Obligors that is supported by any of the Senior Secured Parties, and Junior Creditors will be deemed to have consented under section 363 of the Bankruptcy Code (and otherwise) to any sale supported by any of the Senior Secured Parties and to have released its Liens on such assets.
6.7.    Continuing Effectiveness in Insolvency. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding with respect to any Obligor. All references herein to each Obligor shall be deemed to apply to a trustee for the estate of such Person and to such Person as a debtor-in-possession. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Junior Creditors even if all or part of the Senior Debt (or the security interests securing the Senior Debt) are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Proceeding.
7.    Lien Subordination; Collateral Matters.
7.1.    Subordination of Lien of Junior Creditors. Notwithstanding the date, manner or order of grant, attachment or perfection of any Lien of any Senior Secured Party on Collateral securing any Senior Debt or any Lien of any Junior Creditor on Collateral securing any Subordinated Debt and notwithstanding any provision of the UCC, any Applicable Law or any Senior Documents or Subordinated Documents, the Senior Agents, on behalf of each applicable Senior Secured Party, and each Junior Creditor hereby agrees that (i) the Liens in favor of the Senior Secured Parties securing the Senior Debt in respect of the Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Liens in favor of the Junior Creditors securing the Subordinated Debt in respect of the Collateral, and (ii)

any Liens in favor of the Junior Creditors securing the Subordinated Debt in respect of the Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to the Liens in favor of the Senior Secured Parties securing the Senior Debt in respect of the Collateral. Without limiting the generality of the foregoing, it is expressly agreed that all proceeds of Collateral received by any Senior Agent, Senior Secured Party or any Junior Creditor shall be paid over to the Senior Agents and Senior Secured Parties for application to the Senior Debt until the Full Payment of all Senior Debt. The foregoing shall apply regardless of the order of filing of any such liens (or the exercise of control over or possession of any Collateral) or perfection of any such security interests (or failure to make any such filing or perfect any such security interest), or the avoidance of any such security interest. Notwithstanding any failure by any Senior Agent or any other Senior Secured Party to perfect their security interests in any Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in any Collateral granted to any Senior Secured Party, the priority and rights as between the Senior Secured Parties, on the one hand, and the Junior Creditors, on the other hand, with respect to the Collateral shall be as set forth herein.
7.2.    No Remedies With Respect to Collateral. Notwithstanding any other provisions of any Subordinated Documents to the contrary, the Junior Creditors confirm and agree that (i) they have no right of possession or foreclosure on, or right to pursue any other rights or remedies with respect to, the Collateral until the Full Payment of all Senior Debt, and (ii) their only rights and remedies with respect to the Collateral or any proceeds therefrom are to receive any remaining net proceeds of foreclosure of Collateral to the extent of any excess after the Full Payment of all Senior Debt and the satisfaction of any other claims senior to the Subordinated Debt. The Junior Creditors have no right to (x) direct any Senior Agent to exercise any right, remedy or power with respect to the Collateral or pursuant to the Senior Documents or (y) consent or object to the exercise by any Senior Agent of any right, remedy or power with respect to the Collateral or pursuant to the Senior Documents or to the timing or manner in which any such right is exercised or not exercised.
7.3.    Waivers. The Junior Creditors agree that they will not assert, and hereby waive, to the fullest extent permitted by Applicable Law, any right to demand, request, plead or otherwise assert, or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar rights a junior secured creditor may have under Applicable Law or any other rights a junior creditor may have under Applicable Law in respect of the Collateral or any Liens in favor of the Senior Secured Parties securing the Senior Debt in respect of the Collateral. Until the Full Payment of all the Senior Debt, the Junior Creditors waive (and hereby agree not to assert) (i) any right to request any adequate protection in respect of their liens, (ii) any right to object to any award of adequate protection to the Senior Creditors, and (iii) any right to seek relief from the automatic stay in any Insolvency Proceeding. The Junior Creditors will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Collateral by any Senior Agent or any other Senior Secured Party or any other enforcement action taken (or any forbearance from taking any enforcement action) by or on behalf of any Senior Agent or any other Senior Secured Party.
7.4.    Further Assurances. Each Junior Creditor acknowledges and agrees, upon request of any Senior Agent at any time and from time to time, to execute such other documents or instruments as may be requested by such Senior Agent to further evidence of public record or otherwise the senior priority of the Liens on the Collateral securing the Senior Debt as contemplated hereby.
7.5.    Books and Records. Each Junior Creditor hereby agrees to maintain on its books and records such notations as the Senior Agents may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Senior Agents hereunder. A copy of this Agreement may be filed as a financing statement in any UCC recording office.
7.6.    Release of Guaranties and Collateral. Without limiting any of the rights of any Senior Agent under the applicable Senior Documents or Applicable Law, in the event that any Senior Agent releases or discharges any guaranties of the Senior Debt given by any Obligor which has also guarantied the Subordinated Debt or any Lien on Collateral securing the Senior Debt and also securing the Subordinated Debt, such Obligor or (as the case may be) such Collateral shall thereupon be deemed to have been, and hereby is automatically and unconditionally, released from all such guaranties or Liens in favor of the Junior Creditors. Each Junior Creditor hereby authorizes each Senior Agent to file any necessary UCC termination statements (with respect to any UCC financing statements filed by any Junior Creditor) to reflect the termination or release of any Lien contemplated hereby and agrees that, within three (3) days following any Senior Agent’s written request therefor, each Junior Creditor will execute, deliver and file any and all such mortgage discharges, Lien releases and other agreements and instruments as such Senior Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence. Each Junior Creditor hereby irrevocably appoints each Senior Agent, and its successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of each Junior Creditor for the purpose of effecting any such executions, deliveries and filings if and to the extent that any Junior Creditor shall have failed to perform such obligations pursuant to the foregoing provisions of this Section 7.6 within such three (3) day period.
7.7.    Prohibition on Contesting Liens. Each Junior Creditor agrees that it shall not, and hereby waives any right to contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding by or against any Obligor), the priority, validity, perfection or enforceability of any Liens in favor of any Senior Agent or any Senior Secured Party securing the Senior Debt in respect of the Collateral. Notwithstanding any failure by any Senior Agent or any Senior Secured Party to perfect their security interests in any Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in any Collateral granted to such Senior Agent or such Senior Secured Party, the priority and rights as between such Senior Agent or such Senior Secured Party, on the one hand, and any Junior Creditor, on the other hand, with respect to the Collateral shall be as set forth herein.

7.8.    New Liens. Subject to the other provisions of this Section 7, each Obligor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of any of any Junior Creditor unless, prior to or contemporaneously therewith, it, or such Subsidiary, has granted a similar Lien on such assets in favor of each Senior Agent and the other Senior Secured Parties. To the extent that the foregoing provisions are not complied with for any reason, the Junior Creditors agree that (i) any amounts received by or distributed to any Junior Creditor pursuant to or as a result of Liens granted in contravention of this Section 7.8 shall be subject to this Agreement such that proceeds thereof will be treated as proceeds of Collateral subject to Section 4 hereof and (ii) the Junior Creditors shall hold any such Collateral as agent or as bailee, as the case may be, for the each Senior Agent and the Senior Secured Parties for purposes of perfecting the Lien of the Senior Agents and the Senior Secured Parties thereon. Each Obligor hereby agrees that, if, pursuant to the provisions of either the Senior Documents or the Subordinated Documents, an Obligor shall be required to cause any Subsidiary that is not an Obligor to become an Obligor, or if for any reason an Obligor desires any such Subsidiary to become an Obligor, such Subsidiary shall execute and deliver to the Senior Agents and the Junior Creditors a joinder (in form and substance satisfactory to the Senior Agents) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as an Obligor hereto on the date first written above.
7.9.    Separate Liens. Each of the parties hereto acknowledges and agrees that (i) the grants of Liens in respect of the Collateral pursuant to the ABL Loan Documents, the Term Loan Documents and the Subordinated Documents each constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the ABL Obligations, the Term Loan Obligations and the Subordinated Debt in respect of the Collateral are fundamentally different from each other, and each of the ABL Obligations, the Term Loan Obligations and the Subordinated Debt in respect of the Collateral must be separately classified in any Insolvency Proceeding by or against any Obligor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of the Collateral, the ABL Obligations, the Term Loan Obligations and the Subordinated Debt constitute only one secured claim (rather than separate classes of secured claims), then all distributions from the Collateral shall be made as if there were separate classes of secured claims against the Obligors in respect of the Collateral (with the effect that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Creditors), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, including, without limitation, in respect of any prepayment penalty or prepayment fee, and other claims, all amounts owing in respect of post-petition interest before any distribution is made from the Collateral in respect of the claims held by the Junior Creditors with respect to the Collateral, with the Junior Creditors hereby acknowledging and agreeing to turn over to the Senior Secured Parties amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Creditors). Each Junior Creditor agrees that the Junior Creditors will not seek in any Insolvency Proceeding by or against any Obligor to be treated as part of the same class of creditors as any Senior Secured Party and will not oppose or contest any pleading by any Senior Secured Party seeking separate classification of their respective secured claims.
7.10.    Insurance Matters. Until the Payment in Full of the Senior Debt, the Senior Agents will have the sole and exclusive right (i) to be named as loss payee under any insurance policies maintained from time to time by any of the Loan Parties (except that the Junior Creditors shall have the right to be named as loss payee so long as its third lien status is identified in a manner reasonably satisfactory to the Senior Agents, and Junior Creditors turn any proceeds of any insurance policy over to Senior Agents); (ii) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting any Collateral.
8.    Senior Secured Parties’ Freedom of Dealing. Each Junior Creditor agrees with respect to the Senior Debt and any and all Collateral therefor or guaranties thereof, that any Obligor and any applicable Senior Agent or Senior Secured Party, may agree, at any time and from time to time, without the consent of or notice to any Junior Creditor, without incurring responsibility to any Junior Creditor, and without impairing or releasing, any of its rights, or any of the obligations of any Junior Creditor hereunder, to do any of the following:
(a)    change the amount, manner, place, or terms of payment or change or extend the time of payment of or increase, renew or alter the Senior Debt, or any part thereof, or enter into or amend in any manner any agreement (including any related loan agreement, promissory notes and collateral documents) relating to the Senior Debt;
(b)    sell, exchange, release, or otherwise deal with all or any part of any property or asset by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Senior Debt, or any part thereof;
(c)    release any Person liable in any manner for the payment or collection of the Senior Debt, or any part thereof;
(d)    exercise or refrain from exercising any rights against any Obligor or any other Person; and
(e)    apply any sums, by whomsoever paid or however realized, in accordance with the Senior Documents.
Without limitation of the foregoing, each Junior Creditor, for itself and all other Junior Creditors that from time to time subsequently hold the Subordinated Debt, hereby waives any provision of the Subordinated Documents that restricts the incurrence or existence of the Senior Debt, limits any of the matters described in this Section 8, or otherwise conflicts with this Agreement or any provision of any Senior Document.
9.    Modification or Sale of the Subordinated Debt. Each Junior Creditor agrees the no Junior Creditor will, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents without the prior written consent of each Senior Agent (which consent may be given in each Senior Agent’s sole and absolute discretion); nor will any Junior Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person, other than a Person who agrees in a writing, satisfactory in form and substance to each Senior Agent, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of the Junior Creditors hereunder. In the case of any such disposition by any Junior Creditor, such Junior Creditor will notify each Senior Agent at least ten (10) Business Days prior to the date of any of such proposed disposition. The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt or any of the Subordinated Documents, and the terms of this Agreement shall be binding upon the successors and assigns of the each Junior Creditor, as provided in Section 15 hereof.
10.    Judicial Liens. In the event that any Junior Creditor becomes a judgment lien creditor in respect of any Collateral for any reason, such judgment lien shall be junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the Senior Agents and the other Senior Secured Parties securing the Senior Debt.
11.    Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the Junior Creditors and the Obligors hereunder shall continue to be fully operative, until the Full Payment of all of the Senior Debt. To the extent that any Obligor makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, foreign law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any Senior Secured Party, a Senior Default shall be deemed to have existed and to be continuing under the applicable Senior Documents from the date of such Senior Secured Party’s initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such Senior Secured Party. During any continuance of any such Senior Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that any Junior Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of a Senior Secured Party’s initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, foreign law, common law or equitable cause, such Junior Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Secured Parties, and the Junior Creditors shall pay to the Senior Secured Parties, upon demand, the full amount so received by such Junior Creditor during such period of time to the extent necessary fully to restore to the Senior Secured Parties the amount of such Voided Payment. Upon the Full Payment of all of the Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

12.    Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:
ABL Agent:

Bank of America, N.A.
333 South Hope Street, 13th Floor
Los Angeles, California 90071
Attention: Matthew R. Van Steenhuyse

Term Agent:

Crystal Financial LLC
Two International Place, 17th Floor
Boston, Massachusetts 02110
Attention: Mirko Andric

Each Junior Creditor:
c/o Stripes Group
402 West 13th Street
New York, NY 10014

Each Obligor:
c/o Turtle Beach Corporation
12220 Scripts Summit Drive, Suite 100
San Diego, California 92131
Attention: Chief Executive Officer

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.
13.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Agreement constitutes the entire understanding among the parties hereto relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
14.    Venue; Waiver of Jury Trial.

14.1.    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM LOAN DOCUMENTS OR ANY ABL LOAN DOCUMENTS AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
14.2.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
14.3.    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
15.    Miscellaneous.
15.1.    This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart of this Agreement by telecopier, facsimile or other electronic means (including, via electronic mail in .pdf format) shall be as effective as delivery of a manually executed counterpart thereof. The Senior Agents may, in their sole and absolute discretion, waive any provisions of this Agreement benefiting the Senior Secured Parties; provided, however, that such waiver shall be effective only if in writing and signed by each Senior Agent and shall be limited to the specific provision or provisions expressly so waived. Any modification of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by each Senior Agent and the Junior Creditor, and then such modification or consent shall be effective only in the specific instance and for the specific purpose given. This Agreement shall be binding upon the successors and/or assigns of each Junior Creditor and each Obligor and shall inure to the benefit of each Senior Agent, the Senior Secured Parties, and their respective successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party.
15.2.    The Senior Debt (or any portion of it) may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement transaction under any Senior Document) of any other Senior Secured Party or any Junior Creditor, all without affecting the payment and Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement Debt (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent and the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent and the Term Agent, as the case may be. In connection with any refinancing or replacement contemplated by this Section 15.2 (and permitted under the Senior Documents), this Agreement may be amended at the request of the lenders and/or agent providing such refinancing or replacement Debt (at the sole expense of the Obligors), and without the consent of any Junior Creditor, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Debt, and (b) to establish that such Debt and Liens on any Collateral securing such refinancing or replacement Debt shall have the same priority as the Debt and Liens on any Collateral securing the Debt being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.
15.3.    In addition, if in connection with the Full Payment of the ABL Obligations and/or the Term Loan Obligations the Obligors enter into any replacement of the ABL Obligations and/or the Term Loan Obligations secured by all or a portion of the Collateral, then such Full Payment of the ABL Obligations and/or the Term Loan Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, such replacement credit facility, and the obligations under the replacement credit facility shall automatically be treated as Senior Debt for all purposes of this Agreement.
15.4.    Each Senior Agent, for and on behalf of itself and each Senior Secured Party, and each Junior Creditor as applicable, each acknowledge and agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other Applicable Law (such Collateral being referred to as the “Control Collateral”), as agent for the benefit of, and on behalf of, the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 15.4. None of the Senior Agents or the Senior Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any relevant Obligor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the Senior Agents under this Section 15.4 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other Person(s) for purposes of perfecting the Lien held by the other Senior Agent, as applicable. No Senior Agent is or shall be deemed to be a fiduciary of any kind for the Junior Creditors or any other Person.
16.    Acknowledgements
16.1.    Reliance by Senior Secured Parties. All loans and other extensions of credit outstanding on the date hereof or made or deemed made on and after the date hereof by the Senior Secured Parties to any Obligor shall be deemed to have been given and made in reliance upon this Agreement.
16.2.    Independent Analysis. The Senior Agents, on behalf of each respective Senior Secured Party, and each Junior Creditor hereby agrees that each such Person has, independently and without reliance on any Senior Agent or any Senior Secured Party or any Junior Creditor, respectively, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement, the applicable Senior Documents and the Subordinated Documents, and the transactions contemplated hereby and thereby and agrees that it will continue to make its own credit decision in taking or not taking any action under the applicable Senior Documents or the Subordinated Documents, or this Agreement.
17.    Representations and Warranties.
17.1.    Each Junior Creditor hereby represents and warrants as follows:
17.1.1.    Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
17.1.2.    This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
17.1.3.    The execution, delivery and performance by such party of this Agreement (i) does not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of such party or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party.
17.2.    SG VTB HOLDINGS, LLC hereby represents and warrants that such Junior Creditor is the sole owner, beneficially and of record, of the Subordinated Debt.
18.    Waivers. The Senior Secured Parties shall have no liability to the Junior Creditors with respect to, and the Junior Creditors waive any claim or defense which the Junior Creditors may now or hereafter have against the Senior Secured Parties arising from, or in connection with, the exercise by the Senior Secured Parties of their rights under this Agreement, the Senior Documents or any other documents or instruments contemplated hereby or thereby. Without limitation of the foregoing, the Junior Creditors waive any claim or defense which the Junior Creditors may now or hereafter have against the Senior Secured Parties arising from or in connection with (i) any and all actions which the Senior Secured Parties take or omit to take with respect to any Senior Document (including actions with respect to the creation, perfection or continuation of Liens in any Collateral, actions with respect to the occurrence of any Senior Default, and actions with respect to the collection of any claim for all or any part of any Senior Debt from any account debtor, guarantor or any other Person); (ii) any notice of the incurrence or increase of Senior Debt, it being understood that the Senior Secured Parties may make advances now or hereafter relating to the Senior Debt and there may be other increases to the Senior Debt without notice to or authorization of the Junior Creditors in reliance upon the provisions of this Agreement; (iii) any defense based upon or arising by reason of (A) any disability or other defense of any Obligor or any other Person; or (B) any lack of authority of any agent or any other Person acting or purporting to act on behalf of any Obligor or any Junior Creditor; or (C) any failure by the Senior Secured Parties to properly perfect any Lien in any asset of any Obligor or any other Person; or (iv) any election by the Senior Secured Parties in any Insolvency Proceeding by or against any Obligor, including any failure of the Senior Secured Parties to make any election or vote any claim with regard to the Subordinated Debt. Each Junior Creditor further hereby jointly and severally agrees to pay and to indemnify and save each Senior Secured Party harmless from and against any damage, loss, cost or expense (including reasonable fees, charges and disbursements of counsel) which such Senior Secured Party may incur or be subject to as a consequence, direct or indirect, of (I) the breach by such Junior Creditor of this Agreement, and (II) any legal action commenced to challenge the validity of this Agreement in which any Junior Creditor participates in any manner that is adverse to the rights of the Senior Secured Party hereunder. Notwithstanding any other provision of this Agreement to the contrary, the provisions set forth in this Section 18 shall survive the termination of this Agreement.
19.    Specific Performance. Each of the Senior Agents and the Senior Secured Parties may demand specific performance of this Agreement by the Junior Creditors. Each Junior Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Agent or any Senior Secured Party.
20.    Intercreditor Agreement. As between the ABL Agent and the Term Agent, to the extent any term of this Agreement conflicts or is inconsistent with the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.
21.    Conflict with Subordinated Documents. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Documents, the terms of this Agreement shall control.

[Signature Pages Follow]

Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BANK OF AMERICA, N.A., in its capacity as the ABL Agent and as a Senior Agent

By: /s/ Matthew R. Van Steenhuyse
Name: Matthew R. Van Steenhuyse
Title: Senior Vice President

Turtle Beach – Subordination Agreement

Exhibit 10.4

CRYSTAL FINANCIAL LLC, in its capacity as the Term Agent and as a Senior Agent

By: /s/ Mirko Andric
Name: Mirko Andric
Title: Managing Director

Exhibit 10.4

SG VTB HOLDINGS, LLC, in its capacity as a Junior Creditor

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

Exhibit 10.4

OBLIGORS:

TURTLE BEACH CORPORATION, a Nevada corporation

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

VOYETRA TURTLE BEACH, INC., a Delaware corporation

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer

VTB HOLDINGS, INC., a Delaware corporation

By: /s/ Juergen Stark
Name: Juergen Stark
Title: Chief Executive Officer